Exhibit 5.1

+1 202 663 6000 (t)

+1 202 663 6363 (f)

wilmerhale.com

March 12, 2013

Discovery Communications, Inc.

One Discovery Place

Silver Spring, Maryland 20910

Re:	Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-182194) (the “Registration Statement”) filed by Discovery Communications, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, shares of the Company’s Series C common stock, par value $0.01 per share (the “Series C Common Stock”), which may be sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate initial offering price, as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”), and (ii) the prospectus supplement, dated March 6, 2013 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) relating to the sale by FTI Ventures LLC, a Delaware limited liability company (the “Selling Stockholder”) pursuant to the Registration Statement of 8,450,000 shares of Series C Common Stock, including 768,182 shares of Series C Common Stock being sold by the Selling Stockholder pursuant to the overallotment option granted by the Selling Stockholder (collectively, the “Shares”). The Shares were issued by the Company upon the conversion of 8,450,000 shares (the “Converted Shares”) of the Company’s Series C convertible preferred stock, par value $0.01 per share (the “Series C Preferred Stock”).

The Shares are to be sold by the Selling Stockholder pursuant to the underwriting agreement, dated as of March 6, 2013 (the “Underwriting Agreement”), among the Company, the Selling Stockholder and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement, which will be filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K to be filed with the Commission in connection with the sale of the Shares by the Selling Stockholder.

We are acting as counsel for the Company in connection with the sale by the Selling Stockholder of the Shares. We have examined a signed copy of the Registration Statement and a copy of the Prospectus Supplement, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

Wilmer Cutler Pickering Hale and Dorr LLP, 1875 Pennsylvania Avenue NW, Washington, DC 20006

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Discovery Communications, Inc.

March 12, 2013

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Our opinion below, insofar as it relates to the Selling Stockholder’s shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of the Converted Shares and a review of the terms of the Series C Preferred Stock set forth in the Company’s Certificate of Incorporation, as amended or restated to date.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as an exhibit to the Current Report on Form 8-K to be filed in connection with the sale of the Shares by the Selling Stockholder and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner